FOR IMMEDIATE RELEASE

Contact:                 Bart D’Ambra
(973) 473-2200

CLIFTON BANCORP INC.
TO INITIATE STOCK REPURCHASE PROGRAM

March 11, 2015, Clifton, New Jersey — Clifton Bancorp Inc., (the “Company”) (NasdaqGS: CSBK), the holding company for Clifton Savings Bank, announced today that it has authorized a stock repurchase program to acquire up to 2,731,000 shares of the Company’s outstanding common stock, or approximately 10% of outstanding shares.  The repurchase program will become effective on April 2, 2015.  Repurchases will be conducted through open market purchases, which may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.

Clifton Bancorp Inc. is the holding company of Clifton Savings Bank, a federally chartered savings bank headquartered in Clifton, New Jersey. Clifton Savings Bank is an organization with dedicated people serving communities, residents and businesses. Clifton Savings operates 12 full-service banking offices located in the diverse and vibrant Northeastern counties of New Jersey.

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.